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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    --------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            PRINTCAFE SOFTWARE, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                         25-1854929
----------------------------------------                      ----------------
(State of Incorporation or Organization)                      (I.R.S. Employer
                                                             Identification no.)


            FORTY 24TH STREET
              PITTSBURGH, PA                                       15222
 ----------------------------------------                     ----------------
 (Address of Principal Executive Offices)                        (Zip Code)



 If this form relates to the               If this form relates to the
 registration of a class of securities     registration of a class of securities
 pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
 Exchange Act and is effective             Exchange Act and is effective
 pursuant to General Instruction           pursuant to General Instruction
 A.(c), please check the following         A.(d), please check the following
 box.   [  ]                               box. [X]


Securities Act registration statement file number to which this form relates:
                                                                  333-82646
                                                                  ---------
                                                               (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                 Name of Each Exchange on Which
         to be so Registered                 Each Class is to be Registered
         -------------------                 ------------------------------


-----------------------------------      --------------------------------------


-----------------------------------      --------------------------------------



Securities to be registered pursuant to Section 12(g) of the Act:


                    COMMON STOCK, PAR VALUE $0.0001 PER SHARE
--------------------------------------------------------------------------------
                                (Title of Class)


--------------------------------------------------------------------------------
                                (Title of Class)


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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           The registrant is registering shares of Common Stock, par value $0.0001 per share, pursuant to a Registration Statement on Form S-1 (File No. 333-82646) that was originally filed with the Securities and Exchange Commission (the "Commission") on February 13, 2002 (the "Registration Statement"). Reference is made to the section entitled "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this registration statement in accordance with the Instruction to
Item 1 of this Form.

ITEM 2.    EXHIBITS.

           The following exhibits are filed as part of this registration statement.

               Exhibit No.    Exhibit Description
               -----------    -------------------
                 3.1(c)*      Form of registrant's Amended and Restated
                              Certificate of Incorporation

                 3.2(b)*      Form of registrant's Amended and Restated Bylaws

----------------

* Incorporated herein by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of the registrant filed on February 13, 2002 (File No. 333-82646), as amended, pursuant to Rule 12b-32(a) of the Exchange Act and Rule 102 of Regulation S-T.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               PRINTCAFE SOFTWARE, INC.

Date: March 27, 2002                           By: /s/ Marc D. Olin
     -----------------------                       -----------------------------
                                               Name:  Marc D. Olin
                                               Title:  President and Chief
                                                       Executive Officer